UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2009 (February 11, 2009)

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code:  (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

5.02(e)

Compensatory Arrangements

    On February 11, 2009, the Compensation and Management Development Committee of Centex Corporation, a Nevada corporation (the “Company”), recommended, and the Board of Directors of the Company approved, the amendment and restatement of the following equity plans:
  Centex Corporation 2003 Equity Incentive Plan;
  Amended and Restated Centex Corporation 2001 Stock Plan;
  Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan; and
  Centex Corporation Amended and Restated 1987 Stock Option Plan.
    Each restated plan listed above amends, restates and supersedes its respective prior plan in its entirety. These amendments will affect various participants in the plans or individuals holding outstanding award agreements, including each of the Company’s named executive officers listed in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders: Timothy R. Eller (Chairman and Chief Executive Officer), Catherine R. Smith (Executive Vice President and Chief Financial Officer), David L. Barclay (President – Land Division of Centex Homes), Robert S. Stewart (Senior Vice President – Strategy, Marketing, Sales and Corporate Development), and Brian J. Woram (Senior Vice President and Chief Legal Officer). Stockholder approval was not required for any of the amendments.

    The 2003 Equity Incentive Plan was modified to add, as a form of permitted award, stock appreciation rights, which may be settled in cash or in stock as determined by the Committee at the time of the award and in accordance with the terms of the applicable award agreement.  The Committee adopted the amendments in order to provide flexibility for future equity compensation awards to eligible participants even though it has no present intention to issue any of the stock appreciation rights authorized by the amendment.

    The definition of "Fair Market Value" was amended in the three other plans to provide that fair market value also includes, if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the plans.  This change was adopted to facilitate net exercises and other transactions that may occur “at the market” during trading days instead of at the end of the trading day.  In accordance with their terms, no additional awards may be made under the 1998 or 1987 plans.

    The above descriptions of the provisions of the amended and restated plans is qualified in its entirety by reference to the full text of the plans, which have been filed as exhibits to this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report..

Exhibit Number	Description	Filed Herewith or Incorporated by Reference

10.1	Centex Corporation 2003 Equity Incentive Plan	Filed herewith

10.2	Amended and Restated Centex Corporation 2001 Stock Plan	Filed herewith

10.3	Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan	Filed herewith

10.4	Centex Corporation Amended and Restated 1987 Stock Option Plan	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary
Date:  February 13, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Centex Corporation 2003 Equity Incentive Plan

10.2	Amended and Restated Centex Corporation 2001 Stock Plan

10.3	Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan

10.4	Centex Corporation Amended and Restated 1987 Stock Option Plan